Exhibit 99.1

                        BEAR ISLAND PAPER COMPANY, L.L.C.
                               80 FIELD POINT ROAD
                              GREENWICH, CT. 06830


                        PRESS RELEASE - 4th QUARTER 2003


         Greenwich, Connecticut, February 9, 2004 - Bear Island Paper Company, L.L.C., a wholly owned subsidiary of Brant-Allen Industries, Inc., today reported a net loss of $3,694,000 for the fourth quarter ended December 31, 2003, compared to a net loss of $3,884,000 for the fourth quarter of 2002. Loss from operations for the fourth quarter of 2003 and 2002 was $ 294,000 and $655,000, respectively. Gross sales for the three months ended December 31, 2003 and 2002 were $28,584,000 and $28,037,000, respectively.

         Results for the quarter ended December 31, 2003 compared with the fourth quarter of 2002 were favorably impacted by a 6% increase in average per ton selling prices of newsprint offset in part by a 4% increase in average per ton manufacturing costs.

         For the twelve months ended December 31, 2003, the Company reported a net loss of $ 17,975,000 compared to a net loss of $ 18,903,000 for the same period in 2002. Results for the twelve months ended December 31, 2003, were favorably impacted by a non-operational gain in Other Income of $ 712,000 which represents an insurance recovery settlement from a fire damage claim in 2002. Loss from operations for the twelve months ended December 31, 2003 and 2002 was $5,126,000 and $ 6,204,000, respectively. Gross sales for the twelve months ended December 31, 2003 and 2002 were $ 103,087,000 and $104,491,000, respectively.

         Results for the twelve months ended December 31, 2003 compared with the same period in 2002 were favorably impacted by a 7% increase in average per ton selling prices of newsprint, offset by an 8% decrease in volume of newsprint sold and a 6% increase in manufacturing costs on a per ton basis. Results were negatively impacted by a two week shutdown in the third quarter due to the installation of a new head box.

         On January 5, 2004 the Company refinanced its Term Debt Facility and its maturing Revolving Credit loan in the amount of $ 42,444,000. The new debt, composed of a term loan in the amount of $ 17,444,000 and a revolving credit loan in the amount of $ 25,000,000 matures on September 30, 2007.

         Bear Island Paper Company is a producer of high quality newsprint suitable for four-color printing whose customers include leading newspaper publishers in the United States.

THE FOLLOWING TABLE COMPARES 2003 AND 2002 FOR THE THREE AND TWELVE MONTHS
PERIODS:

                             BEAR ISLAND PAPER COMPANY, L.L.C.
                             CONDENSED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS OF DOLLARS)
                                        (unaudited)

THREE MONTHS ENDED DECEMBER 31,

                                                         2003                     2002
                                                         ----                     ----

GROSS SALES                                         $     28,584             $     28,037
COST OF SALES                                            (28,308)                 (28,304)
                                                      -----------              -----------

          GROSS PROFIT (LOSS)                                276                     (267)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                (570)                    (388)
                                                      -----------              -----------

          INCOME (LOSS) FROM OPERATIONS                     (294)                    (655)

OTHER INCOME (DEDUCTIONS):
          INTEREST EXPENSE                                (3,401)                  (3,238)
          OTHER INCOME                                         1                        9
                                                      -----------              -----------

          NET (LOSS)                                $     (3,694)            $     (3,884)
                                                      ===========              ===========



TWELVE MONTHS ENDED DECEMBER 31,


GROSS SALES                                         $    103,087             $    104,491
COST OF SALES                                           (106,771)                (109,502)
                                                      -----------              -----------

           GROSS  PROFIT(LOSS)                            (3,684)                  (5,011)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              (1,442)                  (1,193)
                                                      -----------              -----------

            INCOME (LOSS) FROM OPERATIONS                 (5,126)                  (6,204)

OTHER INCOME (DEDUCTIONS):
           INTEREST EXPENSE                              (13,570)                 (12,736)
           OTHER INCOME                                      721                       37
                                                      -----------              -----------

           NET (LOSS)                               $    (17,975)            $    (18,903)
                                                      ===========              ===========
